AXA Equitable Life Insurance Company

RETIREMENT CORNERSTONE® SERIES B
Application for an Individual Annuity

Regular Mail:
AXA Equitable
Retirement Service Solutions
P.O. Box 1577
Secaucus, NJ 07096-1577

Express Mail:
AXA Equitable
Retirement Service Solutions
500 Plaza Drive
6th Fl
Secaucus, NJ 07094-3619

redefining / standards®

For Assistance, please call 800-338-3434
www.axa.com

AXA Advisors, LLC

PLEASE PRINT

REQUIRED

1. Contract Series and Type

A. Contract Series

☑ Series B ($5,000 minimum contribution)

B. Choose a Contract Type.

REQUIRED

- ☐ Non-Qualified
- ☐ Traditional IRA
- ☐ Roth IRA
- ☐ SEP IRA
- ☐ Qualified Plan Defined Contribution (QPDC)
- ☐ Qualified Plan Defined Benefit (QPDB)
- ☐ Inherited IRA BCO Direct Transfer of Decedent IRA[1]
- ☐ Inherited Roth IRA BCO Direct Transfer of Decedent Roth IRA[1]
- ☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited IRA BCO[1]
- ☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited Roth IRA BCO[1]

[1] GMIB is not available.

REQUIRED

C. Total Initial Contribution(s): $ ________________ (Estimated Value Required In Case of Transfer)

Specify Method(s) of Payment:

- ☐ Check or Wire (make check payable to: AXA EQUITABLE)
- ☐ 1035 Exchange (NQ)
- ☐ CD or Mutual Fund Proceeds (NQ)
- ☐ Direct Transfer (IRA, Roth IRA or SEP IRA)
- ☐ Financial Professional/Client will request funds (AXA Equitable's assistance in collecting funds not required) (IRA or Roth IRA)
- ☐ Rollover (IRA, Roth IRA or SEP IRA)
- ☐ IRA Regular Contribution for the year 20_____ (IRA or Roth IRA)
- ☐ Employer Contribution to SEP IRA (Employee contributions not permitted)
- ☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA BCO)[1]
- ☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited Roth IRA BCO)[1]

[1] GMIB is not available.

2. Account Registration (Must be legal resident of U.S. or U.S. territories)

REQUIRED

Please check one

☐ Individual ☐ UGMA/UTMA (Child's SSN ______________________________)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

☐ Trust ☐ Qualified Plan Trust (DC/DB) ☐ Other Non-Natural Owner

☐ Beneficiary of Deceased IRA Owner ☐ Non-Spousal Beneficiary of Deceased QP Participant

A. Owner

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) ______________ Daytime Phone # ______________

Owner Name ____
(First) (Middle Initial) (Last)

Employer Name (for SEP IRA contracts only) ______________________________

Owner Taxpayer Identification Number (Check one) ☐ SSN ☐ EIN ☐ ITIN ______________

____
U.S. Primary Residential Address only — No P.O. Box City State Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 9.

Email Address ____

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant's 95th birthday. If GMIB is elected, the Annuity Commencement Date will be the Contract Date Anniversary following the Owner's 95th birthday if older than the Annuitant. You may commence Annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

B. PATRIOT Act Information: Owner must complete this section. If the owner is not an individual, the annuitant must complete this section.

REQUIRED

U.S. Citizen ☐ Yes ☐ No If yes, check one: ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

If no, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

____
Identification/Passport# Exp. Date U.S. Visa Type (if applicable)

____
Your Employer's Name Your Occupation

C. Joint Owner (Must be legal resident of U.S. or U.S. territories) NQ only

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) ______________ Daytime Phone # ______________

Name ____
(First) (Middle Initial) (Last)

Taxpayer Identification Number (Check one) ☐ SSN ☐ ITIN ______________

____
U.S. Primary Residential Address — No P.O. Box City State Zip Code

Email Address ____

Joint Owner Form of Identification (Check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

____
Identification Number Exp. Date (MM/DD/YYYY)

D. Annuitant (Required if other than Owner) Annuitant must complete the PATRIOT Act Information section 2B on the previous page if the owner is NOT an individual.

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) ______________ Daytime Phone # ______________

Name ____
(First) (Middle Initial) (Last)

Taxpayer Identification Number (Check one.) ☐ SSN ☐ ITIN ______________

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

E. Joint Annuitant Only complete this section if this is a NQ 1035 Exchange of an existing contract with joint annuitants who are spouses.

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) ______________ Daytime Phone # ______________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Check one) ☐ SSN ☐ ITIN

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries)

REQUIRED

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ______________ ____% ______________
Primary Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________ Date of Birth (MM/DD/YYYY)
Address Phone #

2. ______________ ____% ______________
Primary Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________ Date of Birth (MM/DD/YYYY)
Address Phone #

B. Contingent

1. ______________ ____% ______________
Contingent Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________ Date of Birth (MM/DD/YYYY)
Address Phone #

2. ______________ ____% ______________
Contingent Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________ Date of Birth (MM/DD/YYYY)
Address Phone #

[1] Enter the relationship to the annuitant when the Owner is not an Individual.

4. Optional Guaranteed Benefit Rider Elections

REQUIRED

These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to these features before making a selection.

The death benefit, if any, in connection with the Investment Account Value is equal to amounts in the Investment Account Investment Options.

- The benefit riders are optional and may only be chosen at the time of the application. There are additional charges for these riders, unless otherwise noted.
- Benefits under these riders apply only to amounts allocated to the Protected Benefit Account Investment Options.
- You may allocate amounts to the Protected Benefit Account Investment Options immediately or at a future date, subject to the terms and limitations of the contract.
- If you do not allocate amounts to the Protected Benefit Account Investment Options, these rider(s) will have no value under your Contract until you allocate amounts at a future date.

4A: Guaranteed Minimum Income Benefit (GMIB) and Guaranteed Minimum Death Benefit (GMDB)

REQUIRED

- **GMIB is declined unless you make an election in 1 or 2 below.**
- If GMIB is elected, we will issue it with the Automatic Reset program unless you opt-out in Section 4B.
- If you make no election in 1, 2 or 3 below, the Contract will be issued with **Return of Principal GMDB**[1] **without GMIB** for Owner issue ages 0–80

You may select only one checkbox in this section.

1. Combination GMIB Two-Year Lock with GMDB (Not available for Inherited IRA/Inherited Roth IRA.)

- ☐ **Yes,** I wish to elect **GMIB Two-Year Lock and Greater of Annual Roll up to age 85 or Highest Anniversary Value to age 85 death benefit** (Available for Owner issue ages 20-65)
- ☐ **Yes,** I wish to elect **GMIB Two-Year Lock and Highest Anniversary Value to age 85 death benefit** (Available for Owner issue ages 20-80)
- ☐ **Yes,** I wish to elect **GMIB Two-Year Lock and Return of Principal death benefit**[1] (Available for Owner issue ages 20-80)

2. Combination GMIB Multi-Year Lock with GMDB (Not available for Inherited IRA/Inherited Roth IRA.)

- ☐ **Yes,** I wish to elect **GMIB Multi-Year Lock and Greater of Annual Roll up to age 85 or Highest Anniversary Value to age 85 death benefit** (Available for Owner issue ages 20-65)
- ☐ **Yes,** I wish to elect **GMIB Multi-Year Lock and Highest Anniversary Value to age 85 death benefit** (Available for Owner issue ages 20-80)
- ☐ **Yes,** I wish to elect **GMIB Multi-Year Lock and Return of Principal death benefit**[1] (Available for Owner issue ages 20-80)

3. GMDB Only (without GMIB)

- ☐ **RMD Wealth Guard GMDB**[2] **without GMIB** (Available for Owner issue ages 20-68[3])
- ☐ **Highest Anniversary Value to age 85 death benefit without GMIB** (Available for Owner issue ages 0-80)

4B: Annual Reset Election

- **If you elect GMIB Two-Year Lock or GMIB Multi-Year Lock in Section 4A, your contract will automatically issue with the Automatic Reset program.**
- The Automatic Reset program resets the GMIB and if elected the "Greater of" GMDB each year that you are eligible.

If you accept the Automatic Reset program, resets will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new waiting period to exercise the GMIB of up to the later of 10 years or the original exercise date, but not later than age 95.

To opt out of the Automatic Reset Program, please check the box below.

☐ I decline the Automatic Reset Program.

Or to elect a Customized Reset Program, check the box below.

☐ **Customized Reset Program** Reset my GMIB and if elected "Greater of" GMDB each year up to and including the contract anniversary date in the year ______ (YYYY) only. I understand that resets will only occur during this time period if I am eligible.

[1] There is no charge for the Return of Principal death benefit.
[2] Available for Traditional IRA, SEP IRA and QPDC only.
[3] The charge for this rider is based on the Owner's age at the time the contract is issued, regardless of the Owner's age when the application is signed. The charge is higher for Owner issue ages 65-68.

5. Investment Selection

REQUIRED

- You must allocate 100% of your initial contributions to either the Investment Options in Section 5A **OR** any Special DCA in Section 5B.
- All future allocations will be apportioned according to the percentages below unless instructed otherwise by you.
- Contributions received after the Special DCA program terminates will be allocated to the Investment Account Investment Options and the Protected Benefit Account Investment Options according to the instructions below.
- If you do not allocate amounts to the Protected Benefit Account Investment Options, the guaranteed benefits will have no value under your contract until you allocate amounts at a future date.

PROTECTED BENEFIT ACCOUNT Investment Options	INVESTMENT ACCOUNT Investment Options
Total Allocation to Protected Benefit Account Investment Options ________% (percent must be a whole number) Investment in the Protected Benefit Account Investment Options is not available at ages 81-85. **Please see the Protected Benefit Account Investment Options section at the bottom of page 5 to select your allocations.**	Total Allocation to Investment Account Investment Options ________% (percent must be a whole number) **Please see the Investment Account Investment Option section on page 6 to select your allocations.**

Total Investment Account Investment Options percentage plus Protected Benefit Account Investment Options percentage must equal 100%.

Choose either 5A or 5B below.

REQUIRED

5A: Immediate Allocation

☐ Allocate 100% immediately to the Investment Account Investment Options and/or the Protected Benefit Account Investment Options.

5B: Special Dollar Cost Averaging Programs

☐ Allocate 100% immediately to the Special Dollar Cost Averaging Program selected below.

Check box for one time period.

☐ 3 months ☐ 6 months ☐ 12 months

- You may designate either or both the Investment Account Investment Options and the Protected Benefit Account Investment Options as the destination Option for DCA.
- If you select the Protected Benefit Account Investment Options, your funds will be considered invested in the Protected Benefit Account from the date of contribution. The destination cannot be changed to the Investment Account Investment Options at a later date.

PROTECTED BENEFIT ACCOUNT Investment Options

If you allocated 100% to the Investment Account Investment Options proceed to page 6 to enter your allocation instructions.

Percentages must be whole numbers

Allocation %	Asset Allocation
________%	AXA Aggressive Strategy GB
________%	AXA/AB Dynamic Growth GB
________%	AXA/AB Dynamic Moderate Growth GB
________%	AXA Balanced Strategy GB
________%	AXA Conservative Growth Strategy GB
________%	AXA Conservative Strategy GB
________%	AXA/Goldman Sachs Strategic Allocation GB
________%	AXA Growth Strategy GB
________%	AXA/Invesco Strategic Allocation GB
________%	AXA/Legg Mason Strategic Allocation GB
________%	AXA Moderate Growth Strategy GB
100%	**Protected Benefit Account Investment Options***

* This amount represents 100% of the percentage shown above in the Protected Benefit Account Investment Options section.

INVESTMENT ACCOUNT Investment Options

Percentages must be whole numbers

Allocation %

Asset Allocation

_________% 1290 VT DoubleLine Dynamic Allocation
_________% 7Twelve Balanced Portfolio
_________% All Asset Growth - Alt 20
_________% AXA Aggressive Strategy
_________% AXA Balanced Strategy
_________% AXA Conservative Growth Strategy
_________% AXA Conservative Strategy
_________% AXA Growth Strategy
_________% AXA Moderate Allocation
_________% AXA Moderate Growth Strategy
_________% AXA/AB Dynamic Growth
_________% AXA/AB Dynamic Moderate Growth
_________% AXA/Goldman Sachs Strategic Allocation
_________% AXA/Invesco Strategic Allocation
_________% AXA/Legg Mason Strategic Allocation
_________% BlackRock Global Allocation V.I. Fund
_________% Charter℠ Moderate
_________% Charter℠ Moderate Growth
_________% First Trust Multi Income Allocation Portfolio
_________% First Trust/Dow Jones Dividend & Income Allocation Portfolio
_________% Franklin Founding Funds Allocation VIP Fund
_________% Franklin Income VIP Fund
_________% Invesco V.I. Equity and Income Fund
_________% Ivy VIP Asset Strategy
_________% QS Legg Mason Dynamic Multi-Strategy VIT Portfolio

Large Cap Blend Stocks

_________% ClearBridge Variable Appreciation Portfolio
_________% ClearBridge Variable Dividend Strategy Portfolio
_________% EQ/Common Stock Index
_________% EQ/Equity 500 Index
_________% Fidelity® VIP Contrafund® Portfolio
_________% Franklin Rising Dividends VIP Fund
_________% Hartford Capital Appreciation HLS Fund
_________% Ivy VIP Dividend Opportunities
_________% MFS® Investors Trust Series

Large Cap Growth Stocks

_________% AXA/Loomis Sayles Growth
_________% BlackRock Large Cap Growth V.I. Fund
_________% ClearBridge Variable Aggressive Growth Portfolio
_________% EQ/Large Cap Growth Index
_________% EQ/T. Rowe Price Growth Stock
_________% Hartford Growth Opportunities HLS Fund
_________% MFS® Massachusetts Investors Growth Stock Portfolio
_________% Multimanager Aggressive Equity

Large Cap Value Stocks

_________% 1290 VT Equity Income
_________% AXA Large Cap Value Managed Volatility
_________% EQ/BlackRock Basic Value Equity
_________% EQ/Invesco Comstock
_________% EQ/Large Cap Value Index
_________% Invesco V.I. Diversified Dividend Fund

Mid Cap Stocks

_________% American Century VP Mid Cap Value Fund
_________% AXA Mid Cap Value Managed Volatility
_________% AXA/Janus Enterprise Portfolio
_________% ClearBridge Variable Mid Cap Portfolio
_________% EQ/Mid Cap Index
_________% Fidelity® VIP Mid Cap Portfolio
_________% Goldman Sachs VIT Mid Cap Value Fund
_________% Invesco V.I. Mid Cap Core Equity Fund
_________% Ivy VIP Mid Cap Growth
_________% Multimanager Mid Cap Growth
_________% Multimanager Mid Cap Value

Small Cap Stocks

_________% 1290 VT GAMCO Small Company Value
_________% AXA/AB Small Cap Growth
_________% Charter℠ Small Cap Value

Allocation %

Small Cap Stocks (continued)

_________% EQ/Small Company Index
_________% Invesco V.I. Small Cap Equity Fund
_________% Ivy VIP Small Cap Growth

International/Global Stocks

_________% AB VPS International Growth Portfolio
_________% American Funds Insurance Series® Global Small Capitalization Fund℠
_________% American Funds Insurance Series® New World Fund®
_________% AXA International Core Managed Volatility
_________% EQ/Emerging Markets Equity PLUS
_________% EQ/International Equity Index
_________% EQ/MFS International Growth
_________% EQ/Oppenheimer Global
_________% Invesco V.I. International Growth Fund
_________% Lazard Retirement Emerging Markets Equity Portfolio
_________% MFS® International Value Portfolio
_________% Neuberger Berman International Equity Portfolio
_________% Templeton Developing Markets VIP Fund

Specialty

_________% 1290 VT GAMCO Mergers & Acquisitions
_________% 1290 VT Natural Resources
_________% 1290 VT Real Estate
_________% Invesco V.I. Global Real Estate Fund
_________% Ivy VIP Energy
_________% Ivy VIP Global Natural Resources
_________% Ivy VIP Science and Technology
_________% MFS® Utilities Series
_________% Multimanager Technology Portfolio
_________% Neuberger Berman U.S. Equity Index PutWrite Strategy Portfolio
_________% PIMCO VIT CommodityRealReturn® Strategy Portfolio
_________% ProFund VP Biotechnology
_________% T. Rowe Price Health Sciences Portfolio - II
_________% VanEck VIP Global Hard Assets Fund

International/Global Bonds

_________% EQ/PIMCO Global Real Return
_________% Templeton Global Bond VIP Fund

High Yield Bonds

_________% 1290 VT High Yield Bond
_________% Invesco V.I. High Yield Fund
_________% Ivy VIP High Income
_________% Lord Abbett Bond Debenture

Bonds

_________% 1290 VT DoubleLine Opportunistic Bond
_________% American Funds Insurance Series® Bond Fund℠
_________% Eaton Vance VT Floating-Rate Income Fund
_________% EQ/Core Bond Index
_________% EQ/Intermediate Government Bond
_________% EQ/PIMCO Ultra Short Bond
_________% Fidelity® VIP Strategic Income Portfolio
_________% Franklin Strategic Income VIP Fund
_________% PIMCO VIT Real Return Portfolio
_________% PIMCO VIT Total Return Portfolio
_________% Putnam VT Diversified Income Fund

Cash/Cash Equivalents

_________% Guaranteed Interest Option (GIO) (maximum 25%)
_________% EQ/Money Market

100% **Investment Account Investment Options***

TOTAL%

* This amount represents 100% of the percentage is shown above in the Investment Account Investment Option section.

6. Broker Transfer Authority Disclosure

☐ **Yes.** I have granted authority to each of my Financial Professional(s), which are listed below, to act as my agent and provide to AXA Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the Financial Professional's(s') ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

7. Current Insurance

REQUIRED

BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.

Replacement Questions	Owner Response	Financial Professional Response
1. Do you have any other existing life insurance or annuities? *(If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)*	☐ Yes ☐ No	☐ Yes ☐ No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Owner? *(If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)*	☐ Yes ☐ No	☐ Yes ☐ No

Please list the contract(s) below that will be used to fund this new AXA contract

Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number

8. Fraud Warning

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

9. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2A, please complete the following:

Mailing Address — P.O. Box accepted   City   State   Zip Code

10. Electronic Delivery

☐ **I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.**

My email address is[1]:________________________________

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable's website. Please logon to axa.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons.

To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on axa.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

[1]Custodially owned contracts: please provide the annuitant's email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

11. Signature and Acknowledgements

GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- **Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.**
- In the case of IRAs and qualified plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I certify that all the Taxpayer Identification Numbers citizenship and owner status information in Section 2 are correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this application provided by me or under my authority.
- No Financial Professional has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing signed by an officer of the company.
- Charges under the Contract generally apply for the duration of the Contract.
- The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that applies to the Contract and any optional benefit riders.

OPTIONAL GUARANTEED BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- There are additional charges for the elected optional benefit riders, unless otherwise noted in this application.
- To receive the benefits under the rider(s), I/we must allocate amounts to the Protected Benefit Account Investment Options either immediately or at a future date, subject to the terms and limitations of the Contract. If AXA Equitable discontinues transfers and contributions to the Protected Benefit Account Investment Options, I/we will thereafter not be able to create or add to the benefit base.
- The rollup rate used for the rollup benefit bases under GMIB and GMDB (if elected) does not represent a guarantee of my Account Value or Cash Value.
- The benefit base does not represent an Account Value or Cash Value. The benefit base cannot be split in connection with a divorce.
- Unless otherwise declined, eligible contracts will automatically issue with the Automatic Reset program. The Automatic Reset program resets my GMIB and if elected "Greater of" GMDB Rollup Benefit Base each year that I am eligible. Resets will occur automatically unless such automatic resets are or have been terminated. The annual reset will result in a new wait period to exercise the GMIB, of up to the later of 10 years or the original exercise date (but not later than age 95) which may be started beginning on each Contract Date Anniversary that the GMIB and if elected "Greater of" GMDB Rollup Benefit Base is reset. If my Annuity Account Value does not exceed my GMIB benefit base on any Contract Anniversary, no reset will occur. To cancel my reset I must submit a signed and completed reset cancellation request. Any such request must be received at AXA Equitable's processing office at least 1 business day prior to the Contract Date Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Contracts, eligibility to reset the benefit base is based on the age of the older owner.
- AXA Equitable reserves the right to change the charges for the GMIB, the "Greater of" GMDB, and the RMD Wealth Guard GMDB Riders, up to the maximum charges stated in the Contract and prospectus at any time. I will have the option to exercise the GMIB or terminate the GMIB, "Greater of" GMDB or the "RMD Wealth Guard" GMDB Riders if a fee increase is imposed by submitting a written request to AXA Equitable's Processing Office.
- Withdrawals under the Contract may reduce my optional benefit.
- An optional benefit, with the exception of the RMD Wealth Guard GMDB Rider after the first contract anniversary, may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit.

Prospectus Information: **I acknowledge that I have received the most current prospectus and supplements, for Retirement Cornerstone® Series B. After reviewing my financial information and goals with my Financial Professional, I believe that this Certificate/Contract will meet my financial goals.**

REQUIRED

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

Contract State :

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state:

I certify that either: ☐ I have a second residence where the enrollment form/application was signed (the state of sale) **or** ☐ I work or maintain a business in the state where the enrollment form/application was signed (the state of sale). **(Check one)**

11. Signature and Acknowledgements (continued)

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

REQUIRED

X ____________________ ________ ________ ________
Owner Signature | City, | State | Date (MM/DD/YYYY)

X ____________________ ________ ________ ________
Joint Owner Signature | City, | State | Date (MM/DD/YYYY)

X ____________________ ________ ________ ________
Annuitant Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

X ____________________ ________ ________ ________
Joint Annuitant Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

12. Financial Professional Information

REQUIRED

A. Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income? ☐ Yes ☐ No

B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? ☐ Yes ☐ No

If "Yes", please provide explanation of position and relationship ____________________

C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No

(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

*Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X ____________________ ________ ELAS ________
Primary Financial Professional Signature | Social Security Number | Agent Code

____________________ ________ % ________
Print Name | | Phone Number

Client Account Number | Email Address | Agent Location

X ____________________ ________ ________
Financial Professional Signature | Social Security Number | Agent Code

____________________ ________ % ________
Print Name | | Phone Number

Financial Professional Use Only. Contact your home office for program information.

Once selected, program cannot be changed.

☐ **Option I** ☐ **Option II** ☐ **Option III** ☐ **Option IV** ☐ **Option V**